FILED
                                             1993 FEB-1 PM 1:19
                                             SECRETARY OF STATE
                                             TALLAHASSEE, FLORIDA

                    ARTICLES OF INCORPORATION
                                OF
                  INFOCALL COMMUNICATIONS CORP.


                     (A FLORIDA CORPORATION)

     I, the undersigned, hereby make, subscribe, acknowledge and filed these Articles of Incorporation for the purpose of becoming a corporation for profit under the laws of the State of Florida and do hereby further certify that I have become such corporation under and pursuant to the following Articles of Incorporation:

                            ARTICLE I

     The name of the corporation is:

                  INFOCALL COMMUNICATIONS CORP.

                            ARTICLE II

     This corporation may engage in any activity of business permitted under the laws of the United States and of the State of Florida.

                           ARTICLE III

     The maximum number of shares of stock which the corporation is authorized to have outstanding at any time is:

Two Million (2,000,000) Shares With A Par Value of $.0001 Each,
Amounting To Two Hundred ($200.00) Dollars.

                            ARTICLE IV

     The amount of capital with which this corporation shall and does hereby begin business, shall be and is the sum of Five
Hundred Dollars ($500.00)

                            ARTICLE V

     This corporation shall have perpetual existence.

                            ARTICLE VI

     The initial street address of the principal office of this corporation shall be and is: 725 Elvira Avenue, Queens, New York,
11691.

                           ARTICLE VII

     The number of the Directors of this corporation shall be One. That number may be increased from time to time by the by-laws adopted by the stockholders.

                           ARTICLE VIII

     The name and address of the first Board of Directors who subject to the provisions of this Certificate of Incorporation, by-laws of this corporation and the laws of the State of Florida, shall hold office for the first year of the corporation's existence or until their successors are elected and qualified.

                  NAME                STREET ADDRESS

        Stuart S. Katz                725 Elvira Avenue
                                      Queens, New York 11691

                            ARTICLE IX

     The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301 and the name of the initial registered agent of the corporation at that address is a Corporation Service Company.

                            Article X

     The name and mailing address of the incorporator is as follows:

                  NAME                STREET ADDRESS

        Jane S. Krayer                1013 Centre Road
                                     Wilmington, DE 19805

                            ARTICLE XI

     The officers of this corporation shall be a President, a Secretary, a Treasurer and such other officers, agents and factors as may be deemed necessary, including one or more Vice Presidents. All officers, agents and factors shall be chosen in such manner, hold their offices for such terms and have such powers and duties as may be prescribed by the By-laws or determined by the Board of Directors.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stock holders therein are granted subject to this reservation.

     IN WITNESS WHEREOF, I the undersigned, incorporator has hereunto set my hand and seal this twenty-ninth day of January A.D. 1993, for the purpose of forming this corporation under the office of the Secretary of State of the State of Florida, those Articles of Incorporation and certify that the facts therein stated are true.




                                   /s/Jane S. Krayer
                                   Jane S. Krayer
                                   Incorporator




            ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                   IN ARTICLES OF INCORPORATION

     Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation name above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.



                                   BY:/s/Jane S. Krayer
                                      Jane S. Krayer
                                      Authorized Service
                                      Representative
                                      Corporation Service Company



Dated: January 29, 1993